Exhibit 99.1



                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700


Shareholder Contacts:
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              FOR IMMEDIATE RELEASE


                           C&D TECHNOLOGIES ANNOUNCES
                     RESIGNATION OF CHIEF FINANCIAL OFFICER


Blue Bell, PA --August 17, 2005 C&D Technologies (NYSE: CHP) today announced that its Vice President and Chief Financial Officer, Stephen E. Markert, Jr., has resigned to pursue other interests. Mr. Markert, who joined the Company in 1989 and rose to his current position in 1995, will remain with the Company for a period of time to assist with the transition.

"The entire C&D family will miss Steve," says Jeffrey A. Graves, President and Chief Executive Officer of C&D. "In my short time working with Steve, he has proven to be a capable financial executive and a dedicated, loyal employee.
After 16 years of service to C&D, Steve has expressed his desire to pursue his next opportunity, and we have honored his request. We are pleased that he will remain with us for the time being."

Mr. Markert added, "I enjoyed my years at C&D Technologies and am grateful to the company for the opportunities it provided me. However, it is time for me to seek new challenges and new experiences. I am looking forward to watching Jeff Graves and the team lead the company to new levels of customer satisfaction and success."

About C&D Technologies:

C&D Technologies, Inc. is a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

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